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Exhibit 99.1

Proxy — Alcide Corporation

ALCIDE CORPORATION
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON
[JULY 30], 2004

        The undersigned hereby appoint(s) Joseph A. Sasenick and John Richards, and each of them, as proxies, with full power of substitution, to represent and vote as designated all shares of common stock of Alcide Corporation held of record by the undersigned on June 11, 2004 at the Special Meeting of Stockholders of Alcide Corporation to be held at Alcide's offices located at 8561 154th Avenue N.E., Redmond, WA at 9:00 a.m. local time on [July 30], 2004, or any adjournment(s) or postponement(s) thereof, with authority to vote upon the matters listed on the second page of this Proxy with discretionary authority as to any other matters that may properly come before the meeting.

IMPORTANT — PLEASE DATE AND SIGN ON THE OTHER SIDE
SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY
THE STOCKHOLDER(S) IN THE SPACE PROVIDED.
IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" APPROVAL
OF THE PLAN OF MERGER.

Internet and Telephone Voting Instructions

You can vote by telephone OR Internet! Available 24 Hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. Have this proxy card in hand when you call.

To vote using the Telephone (within U.S. and Canada)		To vote using the Internet
•	Call toll free 1-866-807-0650 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY
•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.

C0123456789

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 5:30 p.m., Central Time, on July 29, 2004.
THANK YOU FOR VOTING

Alcide Corporation
	☐	Mark this box with an X if you have made changes to your name or address details above.

Special Meeting Proxy Card

PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

A  Issues
The Board of Directors recommends a vote FOR the following proposals.

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
1)	PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF MERGER DATED AS OF MARCH 11, 2004, AMONG ECOLAB INC., BESSY ACQUISITION INC., A WHOLLY OWNED SUBSIDIARY OF ECOLAB, AND ALCIDE CORPORATION.	☐	☐	☐	2)	PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY, TO SATISFY THE CONDITIONS TO COMPLETING THE MERGER AS SET FORTH IN THE MERGER AGREEMENT, INCLUDING FOR THE PURPOSE OF SOLICITING PROXIES TO VOTE IN FAVOR OF ADOPTION OF THE MERGER AGREEMENT.	☐	☐	☐

B  Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy) / /

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  Exhibit 99.1